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                                                      EX-99.B11

                   CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Vanguard STAR - Total International Portfolio. We also consent to references to us under the headings "Financial Highlights" and "General Information" in the Prospectus.


PRICE WATERHOUSE LLP
Philadelphia, PA
April 15, 1998